                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant   |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:


  |X|   Preliminary Proxy Statement          |_|  Confidential, For Use of the
                                                  Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))
  |_|   Definitive Proxy Statement
  |_|   Definitive Additional Materials
  |_|   Soliciting Material Under Rule 14a-12

                         PENINSULA HOLDINGS GROUP, LTD.
================================================================================
                (Name of Registrant as Specified In Its Charter)


================================================================================
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|    No fee required
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

                  ==============================================================

         (2)      Aggregate number of securities to which transaction applies:

                  ==============================================================

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  ==============================================================

         (4)      Proposed maximum aggregate value of transaction:

                  ==============================================================

         (5)      Total fee paid:

                  ==============================================================

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ==============================================================

         (2)      Form, Schedule or Registration Statement No.:

                  ==============================================================

         (3)      Filing Party:

                  ==============================================================

         (4)      Date Filed:

                  ==============================================================

                         PENINSULA HOLDINGS GROUP, LTD.

                              =====================

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 15, 2004

                              =====================

To the Stockholders of
PENINSULA HOLDINGS GROUP, LTD.

         On Thursday, April 15, 2004, Peninsula Holdings Group, Ltd. (the "Company") will hold a Special Meeting of Stockholders at 2424 N. Federal Highway, Suite 160, Boca Raton, Florida 33431 at 10:00 a.m., local time, to consider and act upon the following matters:

1. To consider and act upon a proposal to amend and restate the Company's Articles of Incorporation; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 18, 2004, will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

         The proxy statement and enclosed proxy are being furnished to stockholders on or about March 29, 2004.

         All stockholders are cordially invited to attend the meeting.

                                             By Order of the Board of Directors,


                                             Celso B. Suarez, Jr.
                                             Secretary
BOCA RATON, FLORIDA
MARCH 29, 2004

           WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. YOU ALSO HAVE THE OPTION OF VOTING VIA THE INTERNET. INSTRUCTIONS FOR VOTING VIA THE INTERNET ARE INCLUDED ON THE PROXY CARD.

                         PENINSULA HOLDINGS GROUP, LTD.
                       2424 N. FEDERAL HIGHWAY, SUITE 160
                            BOCA RATON, FLORIDA 33431
                                 (561) 361-1030
                              =====================

                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 15, 2004

                              =====================

GENERAL INFORMATION

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peninsula Holdings Group, Ltd. (the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on Thursday, April 15, 2004, and at any adjournment of that meeting. At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to amend and restate our Articles of Incorporation. The text of the proposed Amended and Restated Articles of Incorporation (the "Proposed Articles") is attached to this Proxy Statement as Annex A. We intend to mail this proxy statement and accompanying proxy card on or about March 29, 2004 to all stockholders entitled to vote at the Special Meeting.

HOW TO VOTE

           You may vote your shares either in person or by proxy. There are generally three ways to vote:

           o          by Internet at www.proxyvote.com;
           o          by completing, executing and returning your proxy card;
                      and
           o          by written ballot at the meeting.

           Please see your proxy card for the voting options available to you. If your shares are held in a brokerage account in your broker's name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee, or, in most cases, submit voting instructions via the Internet.

           We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the meeting.

           If you vote by Internet, your vote must be received by 11:59 p.m., Eastern Time on April 14th, the day before the meeting. Your shares will be voted as you indicate. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the amendment and restatement of our Articles of Incorporation. You may revoke your proxy at any time before it is voted at the Special Meeting by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company, or by voting in person at the Special Meeting.

QUORUM REQUIREMENT

           At the close of business on March 18, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, there were outstanding and entitled to vote an aggregate of 228,428,599 shares of class A common stock, $0.001 par value per share ("Class A Common Stock"), 6,152,906 shares of class B common stock, $0.001 par value per share ("Class B Common Stock") and 58,638,547 shares of class C common stock, $0.001 par value per share (the "Class C Common Stock," and together with the Class A Common Stock and the Class B Common Stock, the "Common Stock") for a total of 293,220,052 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of each of the classes of Common Stock are entitled to one vote per share.

           Voting can take place at the Special Meeting only if shareholders having a majority of the voting power of each class of our Common Stock are present in person or represented by effective proxies. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that you have not voted and it lacks discretionary authority to vote your shares.

VOTES REQUIRED

           The approval of the proposal to amend and restate the Company's Articles of Incorporation will require the affirmative vote of stockholders having a majority of the voting power of all outstanding shares of Common Stock and of each class of our Common Stock entitled to vote at the Special Meeting. Abstentions and broker non-votes have the same effect as votes AGAINST the proposal.

BENEFICIAL OWNERSHIP OF VOTING STOCK

           The following table sets forth the beneficial ownership of the Company's Common Stock as of March 18, 2004 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of any class of our Common Stock, (ii) by each director, (iii) by each of the officers for whom we are required to provide information, and (iv) by all current directors and executive officers as a group.


                               NUMBER OF                      NUMBER OF                    NUMBER OF
                               SHARES OF                      SHARES OF                    SHARES OF                   PERCENTAGE
                                CLASS A       PERCENTAGE       CLASS B     PERCENTAGE       CLASS C      PERCENTAGE     OF TOTAL
                              COMMON STOCK    OF CLASS A    COMMON STOCK   OF CLASS B     COMMON STOCK   OF CLASS C      COMMON
                              BENEFICIALLY   COMMON STOCK   BENEFICIALLY  COMMON STOCK    BENEFICIALLY  COMMON STOCK     STOCK
              NAME              OWNED(1)     OUTSTANDING(2)   OWNED (1)   OUTSTANDING(2)    OWNED(1)   OUTSTANDING(2) OUTSTANDING(2)
Lilly Beter................    95,000,000(3)     36.00%              0        *            30,000,000(3)     51.16%         38.03%
Lilly Beter Capital Group,
  Ltd......................    95,000,000(4)     36.00%              0        *            30,000,000        51.16%         38.03%
Richard J. Bono............     3,429,585         1.50%              0        *               443,000         *              1.17%
Terry Byrne................             0         *            325,000        5.28%                 0         *              *
Glenn Caddy................             0         *                  0        *                     0         *              *
Peter Feldman..............             0         *                  0        *                     0         *              *
Roman Fisher...............             0         *                  0        *                     0         *              *
John Hartunian.............    13,420,000         5.87%              0        *                     0         *              4.58%
James Kesaris..............     5,000,000         2.19%              0        *            15,000,000        25.58%          6.82%
Anita Lockridge............             0         *                  0        *               350,000         *              *
Marshall Family Trust......    16,000,000         7.00%              0        *                     0         *              5.46%
Garry McHenry..............             0         *            508,586        8.27%                 0         *              *
Marilyn Rothstein..........             0         *                  0        *                     0         *              *
Khoren Shaginian...........       650,000         *                  0        *             1,000,000         1.71%          *
Kosti Shirvanian...........    12,700,000         5.56%      1,661,000       27.00%         5,000,000         8.53%          6.60%
Celso Suarez...............       700,000         *            650,000       10.56%         1,800,000         3.07%          1.07%
Current Officers and
  Directors as a Group
 (10 persons)..............  104,779,585(5)      39.71%        650,000       10.56%        48,593,000        82.87%         46.86%

=====================
*          Less than 1%.

(1) The inclusion herein of any shares of Class A Common Stock, Class B Common Stock or Class C Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to the knowledge of the Company based upon information provided by such persons, each person listed above has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person which are currently exercisable (or convertible) within 60 days after March 18, 2004. Unless otherwise indicated, the address of each beneficial owner is c/o Peninsula Holdings Group, Ltd., 2424 N. Federal Highway, Suite 160, Boca Raton, Florida 33431.

(2) As of March 18, 2004, on which date there were (i) 228,428,599 shares of Class A Common Stock outstanding; (ii) 6,152,906 shares of Class B Common Stock outstanding; and (iii) 58,638,547 shares of Class C Common Stock outstanding, for a total of 293,220,052 shares of total Common Stock outstanding.

(3) Includes the shares and options shown below as held by Lilly Beter Capital Group, Ltd., a company controlled by Ms. Beter.

(4) Includes options for the purchase of an aggregate of 35,433,000 shares of Class A Common Stock.

(5) Includes options for the purchase of an aggregate of 35,433,000 shares of Class A Common Stock held by Lilly Beter Capital Group, Ltd., a company controlled by Ms. Lilly Beter.

                   AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                            ARTICLES OF INCORPORATION

GENERAL

           At the Special Meeting, the stockholders will consider and vote upon a proposal to amend and restate the Company's Articles of Incorporation. The text of the Proposed Articles is attached to this Proxy Statement as Annex A. THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS OF THE PROPOSED ARTICLES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROPOSED ARTICLES. WE ENCOURAGE YOU TO READ THE PROPOSED ARTICLES CAREFULLY FOR MORE DETAILS REGARDING THE PROVISIONS WE DESCRIBE BELOW AND FOR OTHER PROVISIONS THAT MAY BE IMPORTANT TO YOU.

           The Proposed Articles would:

           (i) revise Article Fourth of our existing Articles of Incorporation (the "Existing Articles") to specify the heretofore unspecified rights, privileges, qualifications and restrictions of each of the Class A Common Stock, Class B Common Stock and Class C Common Stock of the Company and to grant the Board of Directors of the Company (the "Board") the authority to designate out of the authorized but unissued preferred stock, $0.001 par value per share of the Company ("Preferred Stock") one or more classes or series of preferred stock having rights, privileges, qualifications and restrictions determined by the Board;

           (ii) add two new provisions to allow us (a) to indemnify any person, including our officers and directors, to the fullest extent provided by law and (b) to enter into agreements with our directors, officers and stockholders as long as the Board authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, the contract or transaction is specifically approved by the stockholders or the contract or transaction is fair to the Company as of the time it is authorized; and

           (iii) delete information typically found in the organizational articles of companies and not required to be restated under the Nevada General Corporation Law (the "NGCL") (including the names of the Company's initial incorporator, registered agent and directors) and delete certain provisions we found to be confusing or unnecessary under the NGCL

           In specifying the rights, preferences, privileges and restrictions of our Class C Common Stock, the Proposed Articles modify the existing rights of Class C Stockholders to provide that the Class C Common Stock will be nonvoting (except under limited circumstances) and that the Class C Common Stock will be entitled to a mandatory special dividend or to redemption in the event that we dispose of all or substantially all of the assets of our healthcare group to one or more persons in one transaction or a series of related transactions (with certain exceptions). Such dividend or redemption payment will be an amount equal to sixty percent (60%) of the fair value of the net proceeds of such disposition.

BACKGROUND

           On November 25, 2002, the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court"), approved an Order Confirming Plan of Reorganization for SATX, Inc. (the "Order"). Pursuant to this Order, we were required to alter the previous capital structure of our Company to create certain classes of common and preferred stock required by the Bankruptcy Court to implement our plan of reorganization (the "Plan"). In order to comply with the Order, in December 2002 we amended Article Fourth of our Articles of Incorporation. As a result Article Fourth of our Existing Articles provides for the issuance of up to 3,400,000,000 shares of capital stock, comprised of 850,000,000 shares of Preferred Stock, 850,000,000 shares of Class A Common Stock, 850,000,000 shares of Class B Common Stock and 850,000,000 shares of Class C Common Stock. In addition, in December 2002, we changed the name of the Company from SATX, Inc. to Peninsula Holdings Group, Ltd. This name change was also contemplated in the Order and approved by the Bankruptcy Court.

           Pursuant to the Bankruptcy Court Order and the amendment to Article Fourth, our existing common stock prior to the implementation of the Plan was renamed Class A Common Stock and remained outstanding in the hands of our common stockholders. The Class B Common Stock was issued per the Order to certain creditors of the Company. The Class C Common Stock was authorized but never issued pursuant to the Plan as the final terms of the Plan did not necessitate the use of this class. Subsequently 58,638,547 shares of Class C Common Stock were issued outside of the Plan. The Preferred Stock was never issued pursuant to the Plan as the final terms of the Plan did not necessitate the use of this class. No shares of Preferred Stock have ever been issued.

           The amended Article Fourth authorized the classes of capital stock set forth above. It did not, however, specify any rights, privileges, preferences, qualifications or restrictions to be accorded the holders of these classes of stock. The outstanding Class A, Class B and Class C Common Stock would therefore be treated as having the rights, privileges, preferences, qualifications or restrictions generally accorded to common stock under the NGCL including the right to vote on all matters submitted to stockholders generally and the right to share in the remaining proceeds of a Company liquidation, following payment of the Company's creditors and any payments required to be made to preferred stockholders.

SUMMARY OF KEY FEATURES OF THE PROPOSED ARTICLES

           The Proposed Articles set forth with specificity the rights, privileges, preferences, qualifications and restrictions for each of our Class A Common Stock, Class B Common Stock and Class C Common Stock. The Board believes that this is in the best interest of the Company as having separately designated classes of Common Stock without such specification results in a lack of clarity as to what the rights of the classes are and may deter investors from investing in our Common Stock. Pursuant to the Proposed Articles each of the Class A Common Stock and the Class B Common Stock of the Company will have voting, dividend and liquidation rights comparable to those accorded to common stock under the NGCL including the right to vote on all matters submitted to stockholders generally, the right to participate in dividends, when and as declared by the Board, and the right to a pro rata share of the proceeds of a Company liquidation. It is not our intention to lessen the existing rights of our Class A and Class B Common Stock. In addition, the Proposed Articles grant the holders of Class B Common Stock an additional right to convert their shares of Class B Common Stock into shares of Class A Common Stock at any time on a one for one basis.

           Pursuant to the Proposed Articles our Class C Common Stock will share along with the Class A Common Stock and the Class B Common Stock in the right to participate in dividends, when and as declared by the Board and the right to a pro rata share of the proceeds of a Company liquidation. We are modifying the rights of the Class C Common Stock, however, to eliminate the right of the holders of Class C Common Stock to vote on all matters submitted to our stockholders generally, and instead the Class C Common Stock will vote only as required by the NGCL and will vote as a separate class on any amendment, repeal or modification of any provision of the revised Article Fourth that adversely affects the preferences or special rights granted to the holders of the Class C Common Stock. We are further modifying the rights of the Class C Common Stock to entitle the holders of Class C Common Stock to a mandatory special dividend or to redemption in the event that we dispose of all or substantially all of the assets of our healthcare group to one or more persons in one transaction or a series of related transactions (with certain exceptions). Under such circumstances, the Class C Common Stock will be entitled to a special dividend or to a redemption payment in each case equal to sixty percent (60%) of the fair value of the net proceeds of such disposition. Thereafter, for one year following the completion of the dividend payment (or any partial redemption), we will have the right to exchange any remaining outstanding shares of Class C Common Stock for shares of Class A Common Stock at 110% of the average market value per share of Class C Common Stock. It is the Board's intention that the Class C Common Stock be available for investors that want to focus their investment in the potential value of the healthcare component of our business, while still retaining the economic rights accorded to our Common Stockholders generally. The Board believes that having the modified Class C Common Stock available to it for issuance will enhance its ability to raise capital and to respond to strategic opportunities, including acquisitions, involving the healthcare division of its business.

           Pursuant to the Proposed Articles our previously authorized Preferred Stock would become "blank check preferred stock." The Board of Directors would be given the authority to issue the Preferred Stock in one or more classes or series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any such class or series, the number of shares constituting any class or series and the designation of such class or series, without any further vote or action by the stockholders. The Board believes having such authority and flexibility would enable it to create attractive preferred stock vehicles for investors and bring financing into the Company and permit it to respond more effectively to possible acquisition opportunities.

ARTICLE BY ARTICLE COMPARISON OF THE PROPOSED ARTICLES WITH THE EXISTING
ARTICLES

           Articles First and Sixth of the Proposed Articles, which set forth the name of the Company and our prohibition on assessments of our capital stock, remain unchanged from the Existing Articles. Articles Third and Ninth of the Proposed Articles, which relate to the perpetual existence of the Company and the limitation on the liability of our directors and officers, are essentially verbatim to articles Ninth and Twelfth of the Existing Articles. Article Fifth of the Proposed Articles, which establishes that the Company will have a board of directors that may be increased or decreased as provided in our bylaws, is unchanged from the Existing Articles except that the Proposed Articles delete the name and address of the first director of the Company. Such deletion is permitted by Section 78.403 of the Nevada Revised Statutes ("NRS") when a corporation restates its Articles of Incorporation and is appropriate as the information is now superceded, and the Company is no longer newly organized. Similarly, Articles Second, Seventh and Eighth of the Existing Articles, pertaining to other organizational matters, have been deleted from the Proposed Articles as permitted by NRS Section 78.403. These deleted provisions provided for the name of the Company's registered office (Article Second), incorporator (Article Seventh) and registered agent (Article Eighth).

           Article Third of the Existing Articles has been replaced by Article Second of the Proposed Articles, but the general effect of the Articles is the same. Both allow us to engage in any lawful activity; however, the Existing Articles provide an extensive list of items that may be considered lawful activities, which the Proposed Articles omit. The Board of Directors does not believe the inclusion of a list of activities in which the Company may engage is necessary given the Company's general right to engage in any lawful activity, and therefore, feels it is more clear and less confusing to state our purpose is to engage in any and all lawful activity for which corporations may be organized under the NGCL, as provided in Article Second of the Proposed Articles.

           Article Fourth of the Existing Articles provides only that 850 million shares of Class A Common Stock, 850 million shares of Class B Common Stock, 850 million shares of Class C Common Stock and 850 Million shares of Preferred Stock are authorized. These classes were authorized pursuant to the Order of the Bankruptcy Court in order to implement the Plan; however, the specific rights, privileges, qualifications and restrictions of the classes were not set forth in our Existing Articles. Article Fourth of the Proposed Articles sets forth the rights, privileges, qualifications and restrictions of our classes of capital stock. What follows is a summary of these provisions:

           COMMON STOCK

                  PARITY OF CLASSES A COMMON STOCK , B COMMON STOCK AND C COMMON STOCK. Article Fourth of the Proposed Articles provides that the Class A Common Stock, Class B Common Stock and Class C Common Stock will have identical rights and privileges except as otherwise expressly provided in such Article Fourth. Some of the differences are summarized herein.

                  DIVIDENDS ON COMMON STOCK. Holders of each of the classes of Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, subject to the preferential rights, if any, of holders of Preferred Stock. Except for any special dividend on the Class C Common Stock declared pursuant to Section 7 of Article Fourth, the holders of shares of each class of Common Stock are entitled to receive, at the same time that any dividend is declared by the Board of Directors on the shares of any other class of Common Stock, the same dividend per share on the shares of such class of Common Stock, payable on the same date. At the Board's discretion dividends payable in a class of Common Stock or rights to acquire such may, when paid on another class of Common Stock, be paid in shares of or rights to acquire such other class of Common Stock. Holders of Class C Common Stock may receive dividends that the holders of Class A Common Stock and Class B Common Stock do not receive pursuant to Section 7 of Article Fourth, as described in "Special Rights of Class C Common Stockholders" below.

                  VOTING RIGHTS OF CLASS A AND CLASS B COMMON STOCK. Holders of Class A Common Stock and Class B Common Stock may vote on all matters brought to a vote of the stockholders, and are entitled to one vote for each share held by such holder. Unless otherwise required by law, holders of Class A Common Stock and Class B Common Stock will vote together as a single class.

                  CLASS C COMMON STOCK-- NO VOTING RIGHTS. Unless otherwise required by law, holders of Class C Common Stock will not be entitled to vote on any matter brought to a vote of the stockholders. Except as required by law, on any matter upon which they are entitled to vote, the Class C Common Stock holders will vote together as a single class with the Class A Common Stockholders and the Class B Common Stockholders. Article Fourth of the Proposed Articles further expressly provides that the Class C Common Stock shall vote as a separate class on any amendment, repeal or modification of any provision of Article Fourth that adversely affects the preferences or special rights granted in Article Fourth to the holders of the Class C Common Stock.

                  LIQUIDATION RIGHTS OF COMMON STOCK. In the case of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock will share ratably in the Company's net assets, if any, remaining for distribution to the stockholders, after payment of all liabilities and, if applicable, any preferential amounts payable to holders of Preferred Stock.

                  ADDITIONAL CONVERSION RIGHTS OF CLASS B COMMON STOCK. The Class A Common Stock and Class B Common Stock are identical with respect to their rights and preferences except that the Class B Common Stock may at any time convert, at the option of its holder, on a one for one basis, into shares of Class A Common Stock. Shares of Class B Common Stock that are surrendered for conversion will be canceled and may not be reissued.

                  SPECIAL RIGHTS AND RESTRICTIONS OF CLASS C COMMON STOCKHOLDERS. Article Fourth of the Proposed Articles entitles the holders of Class C Common Stock to a mandatory special dividend or to redemption in the event that we dispose of all or substantially all of the assets of our Healthcare Group to one or more persons in one transaction or a series of related transactions (with certain exceptions). If we dispose of all or substantially all of the Healthcare Group to one or more persons or entities in one transaction or a series of transactions, and this Disposition is not an Exempt Disposition, we would be required, by the 65th trading day after the consummation of this Disposition, to choose and do one of the following two alternatives:

           (1) Declare and pay a dividend to the holders of Class C Common Stock in cash, securities (other than Common Stock), or other property, or a combination thereof, in an amount having a Fair Value equal to 60% of the Net Proceeds of the Disposition (as determined on the disposition date) or

           (2) Redeem from the holders of the Class C Common Stock, for cash, securities (other than Common Stock) or other property, or a combination thereof, in an amount having a Fair Value equal to 60% of the Net Proceeds of such Disposition, all the outstanding shares of Class C Common Stock; PROVIDED, HOWEVER, that if the price per share of Class C Common Stock to be paid thereby shall be less than the average market value for a share of Class C Common Stock during the 20 consecutive trading day period preceding (and including) the disposition date, only the number of shares of Class C Common Stock that could be purchased at such average market value during the 20 consecutive trading day period preceding (and including) the disposition date shall be redeemed.

           At any time within one year after completing any special dividend payment or partial redemption we may issue, in exchange for each remaining outstanding share of the Class C Common Stock, a number of shares of Class A Common Stock having an aggregate average market value equal to 110% of the average market value of a share of Class C Common Stock during the 20 consecutive trading day period ending on (and including) the 5th trading day immediately preceding the date on which we mail the notice of exchange to holders of Class C Common Stock.

           The "Healthcare Group" is made up of (a) the Company's healthcare business division, including all of the businesses, assets and liabilities of the Company and its subsidiaries allocated to the Healthcare Group as of the day the Proposed Articles are filed with the Nevada Secretary of State, (b) any businesses, assets or liabilities acquired or incurred by the Company or any of its subsidiaries in the ordinary course of business and attributable to or allocated to the Healthcare Group after the filing of the Proposed Articles with the Nevada Secretary of State; and (c) the rights and obligations of the Healthcare Group under any debt of the Company deemed to be owed to or by the Healthcare Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors). The Company may however, reallocate assets from or to the Healthcare Group in return for other assets or services in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time.

           By "Disposition" we mean a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of all or substantially all of the assets (a portion of such assets that represents at least 80% of the Fair Value of the gross assets on the disposition date) of the Healthcare Group to one or more persons, in one or more transactions. Certain Dispositions are exempt, however. An "Exempt Disposition" would include:

           o A Disposition in connection with the liquidation, dissolution or winding up of the Company and the distribution of assets to the stockholders;

           o A Disposition to an person or entity controlled by the Company (as determined by the Board of Directors); or

           o A Disposition for which the Company (or a wholly-owned subsidiary or subsidiaries) receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire any of them, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by the Healthcare Group prior to the disposition, as determined by the Board of Directors.

           "Fair Value" means, (a) in the case of cash, the amount of cash, (b) in the case of capital stock that has been publicly traded for at least 15 months, the market value of such capital stock as of the date of determination or most recent trading day prior thereto, and (c) in the case of other assets or securities or capital stock that has not been publicly traded for at least 15 months, the fair market value as determined by the Board of Directors in good faith.

           "Net Proceeds" of a Disposition of any of the assets of the Healthcare Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board) for: (a) any taxes payable by the Company or any Subsidiary or affiliate thereof in respect of such Disposition, (b) any taxes payable by the Company in respect of any resulting dividend or redemption,
(c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, the Healthcare Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments.

                  CLASS C COMMON STOCK DIVIDEND, REDEMPTION AND EXCHANGE PROCEDURES. Article Fourth of the Proposed Articles sets forth in detail the procedures we are to follow upon completing a Disposition. Generally, we are required not later than the 10th Trading Day after the applicable disposition date to issue a press release specifying the Net Proceeds of such Disposition and not more than 40 Trading Days after the Disposition Date to announce by press release which of the alternative actions (i.e. special dividend or redemption) we have decided to take with respect to the Class C Common Stock. Article Fourth of the Proposed Articles further sets forth in detail the required notice we are to give to Class C Common Stockholders, the mechanics of the dividend, redemption or exchange and effect of the dividend, redemption or exchange.

           As is more fully discussed below under "Reasons for the Amendment and Restatement of Our Articles" and "Effects of the Amendment and Restatement of Our Articles", the Board believes the alteration of the rights and preferences of the Class C Common Stock will benefit the Company by giving us greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), involving our healthcare business, because we may issue Class C Common Stock in connection with such opportunities. There may, however be increased costs to us as a result of having the Class C Common Stock and the expanded responsibility of the Board to keep the healthcare business, assets and liabilities separate from the remainder of the Company. In addition, as a result of the changes contemplated by the Proposed Articles, the holders of our outstanding Class C Common Stock will lose the right to vote along with our other Common Stockholders on matters affecting the Company generally, including the right to vote for the election of members of the Board of Directors of the Company. Moreover, the rights granted in the Proposed Articles to the Class C Common Stock may reduce the value of our Class A Common Stock and Class B Common Stock as such classes will have a reduced interest in the proceeds of any Disposition of the Healthcare Group.

           PREFERRED STOCK

           Article Fourth of the Proposed Articles establishes that the Preferred Stock previously authorized is "blank check preferred stock." Establishing blank check preferred stock gives the Board of Directors the authority to issue the Preferred Stock in one or more classes or series and to determine the powers, preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued class or series of undesignated preferred stock and to fix the number of shares constituting any class or series and the designation of such class or series, without any further vote or action by the stockholders. If the Proposed Articles are approved, Preferred Stock could be designated in connection with an acquisition of another company or its assets, or used as a financing vehicle. The Board would have the right to determine on a case-by-case basis, whether each class or class or series of Preferred Stock designated would for example, have voting rights, bear a dividend rate or be convertible into one or more of our outstanding classes of Common Stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of holders of the Common Stock. We presently have 850 million shares of Preferred Stock authorized, but do not currently have any Preferred Stock outstanding.

           Article Seventh of the Proposed Articles contains a new provision not contained in the Existing Articles allowing us to enter into agreements with our directors, officers and stockholders as long as the following conditions are satisfied:

           o The material facts of his or her relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors (or committee of the Board of Directors), and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even if the disinterested directors comprise less than a quorum;

           o The material facts as to his or her relationship or interest or as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the stockholders; or

           o The contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board of Directors (or committee), or the stockholders.

           Our Board of Directors believes this provision protects the stockholders from improper dealings of the Company, while allowing us the ability to enter into agreements with related parties that may be to our benefit.

           Article Eighth of the Proposed Articles also contains a new provision which provides that we have the power and authority to indemnify any person to the fullest extent provided by law. The Order of the Bankruptcy Court specifically provided that our Articles of Incorporation must contain such a provision and we inadvertently omitted to do so when we amended our Articles in December 2002. Furthermore, the Board of Directors believes that it is necessary to include a provision authorizing indemnification in our Articles of Incorporation in order to attract and retain qualified officers and directors.

           Article Tenth of both the Existing Articles and the Proposed Articles relates to the powers of our Board of Directors; however, the language in the Proposed Articles for Article Tenth deletes the previous language which gave the right to the Board to (i) fix the amount of working capital over and above the capital stock paid in to the Company, (ii) authorize mortgages and liens upon our real and personal property, (iii) appoint committees and (iv) sell, lease or exchange all of our property and assets as the Board deems expedient and in the best interest of the Company when authorized by a majority of our outstanding stock. The Board is authorized by the NGCL to engage in these activities without specifying them in our Articles of Incorporation. We believe that the omission of them in the Proposed Articles has no impact upon the powers of our Board and removes any confusion that may be created as to why these and no other powers of the Board were specifically named in the Existing Articles. We believe Article Tenth of the Proposed Articles to be essentially the same as Article Tenth of the Existing Articles.

           Article Eleventh of the Existing Articles provides that the stockholders of the Company do not have preemptive rights with respect to securities issued by us. This provision has been deleted in the Proposed Articles because the NGCL provides that stockholders of Nevada corporations formed after 1991 do not have preemptive rights unless the articles of incorporation specifically provide for such rights. The Company was incorporated in September of 1995. Therefore, by omitting any affirmative provision regarding preemptive rights, we accomplish the same result as including a statement that the stockholders of the Company do not have preemptive rights.

           The Proposed Articles also delete Article Thirteenth of the Existing Articles, which provides that the Company reserves the right to amend, alter, change or repeal its articles of incorporation in the manner prescribed by statute because it is unnecessary. We may amend our Articles of Incorporation, as we are proposing to do now, by following the requirements for amendment set forth in Sections 78.385 and 78.390 the Nevada Revised Statutes. Any amendment of our Articles of Incorporation will require the affirmative vote of a majority of the voting power of our capital stock and will generally require the vote of a majority of each class or series of capital stock that is adversely impacted by the amendment, even if that class or series does not otherwise have voting rights.

REASONS FOR THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES

           The Board of Directors has carefully considered the changes to our Articles comprised within the Proposed Articles and believes these to be in the best interest of the Company and its stockholders. As a result of the alteration of the rights and preferences of the Class C Common Stock the Company will have greater flexibility to raise capital and respond to strategic opportunities (including acquisitions), because we may issue either Class C Common Stock or Class A Common Stock, as appropriate under the circumstances. Our present intent would be to issue Class C Common Stock to raise capital or effect acquisitions for the Healthcare Group and to issue Class A Common Stock to raise capital or effect acquisitions for the Company as a whole. Interested investors may focus their investment in the potential value of the healthcare business in purchasing Class C Common Stock, or on the value of the Company as a whole in purchasing Class A Common Stock, or on both, depending on their particular investment objectives. Moreover, the existence of the Class C Common Stock will invite attention to the Healthcare Group and may result in greater market recognition of the value of this component of our business.

           The Board has also evaluated the potential negative aspects of having the Class C Common Stock including the following:

           o The existence of the Class C Common Stock will expand the responsibility of the Board to keep the healthcare business, assets and liabilities separate from the remainder of the Company and the Company will incur costs associated with such allocation matters; and

           o There may be diverging or conflicting interests between the holders of our Class A and Class B Common Stock and the holders of our Class C Common Stock, and issues that the Board will have to face in resolving such conflicts.

           The Board has determined that the flexibility afforded by the Class C Common Stock and its potential as a way to finance Company activities outweighs these negative aspects.

           The Board believes that the remainder of the changes comprised by Article Fourth of the Proposed Articles are also in the best interests of our stockholders. The Proposed Articles specify the heretofore unspecified rights, powers, preferences, qualifications, limitations and restrictions of our Class A and Class B Common Stock. While it is not our intention to alter these from those provided by the NGCL, the previous failure to set these forth with specificity may have lead to uncertainty with respect to what those rights were and made it difficult for us to sell our Class A and Class B Common Stock. Article Fourth of the Proposed Articles will also allow our Board of Directors to designate series or classes of Preferred Stock. This flexibility will allow the Company to use the Preferred Stock as a financing vehicle in the future.

           The Board feels that the added Articles Seven (transactions with our insiders) and Eight (indemnification) are necessary in order to attract and retain qualified officers and directors to the Company and to permit the Board to take advantage of all opportunities beneficial to the Company.

           The remainder of the changes contained within the Proposed Articles are intended to eliminate vestigial information, redundancy with the NGCL and potential confusion in interpretation. The Board does not feel that any of these changes alter the scope or meaning of our articles.

EFFECTS OF THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES

           As a result of the changes contemplated by the Proposed Articles, the holders of our outstanding Class C Common Stock will lose the right to vote along with our other Common Stockholders on matters affecting the Company generally, including the right to vote for the election of members of the Board of Directors of the Company. Decisions concerning the healthcare business and the Class C Common Stock, including the assets and liabilities to be allocated thereto, the timing of and price for the Healthcare Group in any proposed Disposition thereof and the manner of complying with the rights accorded to Class C Stockholders in the event of a Disposition (i.e. dividend or redemption) will be entirely decided by our Board in its discretion, and in the exercise of its fiduciary duty to all of the stockholders, including holders of the Class A, Class B and Class C Common Stock. Holders of Class C Common Stock that do not also hold Class A or B Common Stock will have no influence on the composition of our Board.

           The rights granted in the Proposed Articles to the Class C Common Stock may reduce the value of our Class A Common Stock and Class B Common Stock as such classes will have a reduced interest in the proceeds of any Disposition of the Healthcare Group. A Disposition of the Healthcare Group will result in the Class C Common Stockholders receiving 60% of the fair value of the net sale proceeds even though the Class C Common Stock may not make up 60% of the Company's total outstanding Common Stock. It is intended that holders of Classes A and B Common Stock will participate in the proceeds of any Disposition of the Healthcare Group through the Company's retained 40% interest in such proceeds. We cannot predict at the time of any such Disposition what portion of the Company's business will be comprised by the Healthcare Group or how the market value of the Class A Common Stock and Class B Common Stock will reflect their participation in the reduced proceeds available following a Disposition of the Healthcare Group.

           The relationship between the Company and the Healthcare Group may create inherent conflicts between the interests of holders of Class A and Class B Common Stock and Class C Common Stock. The Board will make operational and financial decisions and implement policies that may differently affect the business of the Company as a whole and that of the Healthcare Group and differently affect the classes of common stock of the Company, potentially favoring one business or class of common stock at the expense of the other. Examples include decisions regarding the allocations of assets and liabilities, business opportunities, resources and personnel between the Company as a whole and the Healthcare Group and the timing and terms of any Disposition of the Healthcare Group. It is our intention that material matters involving potentially divergent interests will be resolved in a manner that the Board determines to be in our best interest and in the best interests of all of our Common Stockholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of our Common Stock. Nevertheless, the Board could take actions that benefit or appear to benefit the Healthcare Group at the expense of the Company as a whole.

           The Proposed Articles will also allow our Board to designate series or classes of Preferred Stock. This flexibility will allow the Company to use the Preferred Stock as a financing vehicle in the future. Issuances of preferred stock may also, however, have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of holders of the Common Stock.

              REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

           The affirmative vote of stockholders having a majority of the voting power of each of our Class A Common Stock, Class B Common Stock and Class C Common Stock and all of outstanding Common Stock entitled to vote at the special meeting is required to approve the Amendment and Restatement of our Articles. If the stockholders approve the proposal, the Proposed Articles will replace the Existing Articles upon the filing of the Proposed Articles with the Secretary of State of Nevada. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, 69,346,585 shares of our Class A Common Stock, which represents approximately 30.36% of our outstanding

Class A Common Stock, 650,000 shares of our Class B Common Stock, which represents approximately 10.56% of our outstanding Class B Common Stock, and 48,593,000 of our Class C Common Stock, which represents approximately 82.87% of our outstanding Class C Common Stock. We expect that all of these shares will be voted in favor of the proposal.

           The Board of Directors believes that approval of the proposal is advisable and in the best interests of the Company and its stockholders for the reasons stated above. The Board of Directors recommends that stockholders vote FOR the proposal.

                                  OTHER MATTERS

           The Board of Directors does not know of any other matters that may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

           All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

        STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

           Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in the Company's proxy materials for its 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal offices of the Company a reasonable time before the Company begins to print and mail its proxy materials.

                                             By Order of the Board of Directors,



                                             Celso B. Suarez, Jr.,
                                             Secretary

           THE BOARD OF DIRECTORS HOPES YOU WILL ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR TO FOLLOW THE PROCEDURES ON THE PROXY CARD FOR VOTING OVER THE INTERNET. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A

                                TEXT OF PROPOSED
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         PENINSULA HOLDINGS GROUP, LTD.

           1. On __________, 2004, the Board of Directors of Peninsula Holdings Group, Ltd. (the "Corporation"), pursuant to the provisions of Articles 78.390 and 78.403 of the Nevada General Corporation Law, adopted the following resolutions approving the Amendment and Restatement of the Corporation's Articles of Incorporation and recommending the same to the stockholders of the
Corporation:

           "RESOLVED, that the Corporation's Articles of Incorporation and all amendments thereto be replaced in their entirety by the proposed amended and restated articles of incorporation of the Corporation (the "Amended and Restated Articles of Incorporation");

           RESOLVED, that the Amended and Restated Articles of Incorporation be recommended and submitted to the stockholders of the Corporation for their consideration and approval at a special meeting of the stockholders; and

           RESOLVED, that upon approval by the shareholders, the Amended and Restated Articles of Incorporation shall be filed with the Secretary of State of the State of Nevada and upon such filing, shall become Amended and Restated Articles of Incorporation of the Corporation."

           2. These Amended and Restated Articles of Incorporation were adopted by the Board of Directors of the Corporation pursuant to the above resolutions effective __________, 2004, and were adopted by the stockholders of the Corporation effective __________, 2004.

           3. The number of shares outstanding and entitled to vote of (a) Class A Common Stock is ___________, (b) Class B Common Stock is _________, and (c) Class C Common Stock is ___________. The total number of shares outstanding and entitled to vote of Common Stock is ____________ and the number of shares outstanding and entitled to vote of Preferred Stock is ___________. These Amended and Restated Articles of Incorporation were adopted at a special meeting of the stockholders and approved by the holders of (i) _________________ shares of Class A Common Stock, (ii) _________ shares of Class B Common Stock, (iii) ___________ shares of Class C Common Stock and (iv) a total of ___________ shares of Common Stock, which is in excess of the number of shares necessary in each class and of all classes to approve such action at a meeting of the stockholders.

           4. The Articles of Incorporation and all amendments and supplements thereto are amended and replaced in their entirety by the following Amended and Restated Articles of Incorporation, which amend and restate Articles Second through Thirteenth of the Corporation's Articles of Incorporation:

                      FIRST: The name of the Corporation is Peninsula Holdings Group, Ltd.

                      SECOND: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the Nevada General Corporation Law.

                      THIRD: The Corporation shall have perpetual existence.

                      FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Three Billion Four Hundred Million (3,400,000,000) shares of capital stock, classified as (i) Eight Hundred Fifty Million (850,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock") and (ii) Two Billion Five Hundred Fifty Million (2,550,000,000) shares of common stock, par value $0.001 per share ("Common Stock") of which 850,000,000 shares shall be "Class A Common Stock," 850,000,000 shares shall be "Class B Common Stock" and 850,000,000 shares shall be "Class C Common Stock." The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock, Class A Common Stock, Class B Common Stock and Class C Common Stock are as follows:

           1. PROVISIONS RELATING TO THE PREFERRED STOCK.

                     (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

                     (b) Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                               (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                               (ii) the number of shares to constitute the class or series and the designations thereof;

                               (iii) the preferences, and relative,
           participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                               (iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                               (v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                               (vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                               (vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                               (viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                               (ix) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors of the Corporation seem advisable.

                     (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

           2. PROVISIONS RELATING TO THE CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK. Shares of Class A Common Stock, Class B Common Stock and Class C Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Article FOURTH.

           3. DIVIDENDS; STOCK SPLITS. Subject to the preferential rights, if any, of the Preferred Stock, the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of Common Stock or other securities of the Corporation. Except for any dividend on the Class C Common Stock declared pursuant to Section 7 of this ARTICLE FOURTH, the holders of shares of any class of Common Stock shall be entitled to receive, at the same time that any dividend is declared by the Board of Directors on the shares of any other class of Common Stock, the same dividend per share on the shares of such class of Common Stock, payable on the same date; provided that if any dividend is payable on the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, respectively, or options, warrants or rights to acquire or securities convertible into or exchangeable for shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, respectively, the dividend payable on each other class of Common Stock may, at the discretion of the Board of Directors, be paid in shares of such other class of Common Stock, or, as applicable, options, warrants or rights to acquire or securities convertible into or exchangeable for shares of such other class of Common Stock. If the corporation shall in any manner subdivide or combine the outstanding shares of any class of Common Stock, the outstanding shares of each other class of Common Stock shall be subdivided, or combined, as the case may be, to the same extent, share and share alike.

           4. VOTING RIGHTS.

                     (a) Holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to vote on all matters on which the stockholders of the Corporation are entitled to vote. Each holder of shares of Class A Common Stock and/or of Class B Common Stock shall be entitled to one vote per share for each share of Class A Common Stock or Class B Common Stock standing in such holder's name on the books of the Corporation. Except as otherwise required by law, holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters.

                     (b) Except as set forth herein or as otherwise required by law, holders of shares of Class C Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class C Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. On any matter on which the holders of shares of Class A Common Stock, Class B Common Stock and the holders of shares of Class C Common Stock are entitled to vote, except as otherwise required by law, the Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class, and each holder of shares of Class C Common Stock entitled to vote shall be entitled to one vote for each share of such stock held by such holder; provided, however, that notwithstanding the foregoing, holders of shares of Class C Common Stock shall be entitled to vote as a separate class on any amendment, repeal or modification of any provision of this ARTICLE FOURTH that adversely affects the preferences or special rights granted in this ARTICLE FOURTH to the holders of the Class C Common Stock.

           5. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall be entitled to share ratably in the net assets of the Corporation, if any, remaining for distribution to stockholders, after payment of or provision for all liabilities, including contingent liabilities, of the Corporation and payment of any preferential amounts payable to any holders of the Corporation's Preferred Stock (if any). No shareholder will have any claim with respect to any particular asset of the Corporation. Neither the merger nor consolidation of the Corporation with any other entity, nor a sale, transfer or lease of all or any part of the assets of the Corporation, alone, shall be deemed a liquidation, dissolution or winding-up for purposes of this Section 5.

           6. CONVERSION OF CLASS B COMMON STOCK INTO CLASS A COMMON STOCK AT THE OPTION OF CLASS B COMMON STOCKHOLDERS.

                     (a) Each share of Class B Common Stock may at any time be converted, at the option of the holder thereof, into one fully paid and non-assessable share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted at the office of the transfer agent of the Corporation (the "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to
           Section 6(c).

                     (b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section 6(a) and the payment in cash of any amount required by the provisions of Sections 6(a) and (c), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and non-assessable shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

                     (c) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid.

                     (d) When shares of Class B Common Stock have been converted, they shall be canceled and not reissued.

           7. MANDATORY DIVIDEND OR REDEMPTION OF CLASS C COMMON STOCK ON DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE HEALTHCARE GROUP.

                     (a) In the event of a Disposition (as hereinafter defined) (other than an Exempt Disposition (as hereinafter defined)), the Corporation shall, on or prior to the 65th Trading Day after the Disposition Date (as hereinafter defined), provided that funds of the Corporation are legally available therefor, either:

                               (1) declare and pay a dividend to holders of the Class C Common Stock (in cash, securities (other than Common Stock) or other property or a combination thereof), in an aggregate amount having a Fair Value (as hereinafter defined) (determined as of the Disposition Date) equal to sixty percent (60%) of the Fair Value (determined as of the Disposition Date) of the Net Proceeds (as hereinafter defined) of such Disposition; or

                               (2) redeem from holders of the Class C Common Stock, in exchange for cash, securities (other than Common Stock) or other property or a combination thereof) for an aggregate amount having a Fair Value (determined as of the Disposition Date) equal to sixty percent (60%) of the Fair Value (determined as of the Disposition Date) of the Net Proceeds of such Disposition, all of the outstanding shares of such Class C Common Stock; provided, however, that if the price per share of Class C Common Stock to be paid thereby shall be less than the average Market Value for a share of Class C Common Stock during the 20 consecutive Trading Day period preceding (and including) the Disposition Date, only such number of shares of Class C Common Stock (rounded, if necessary, to a whole number) that could be purchased at such average Market Value during the 20 consecutive Trading Day period preceding (and including) the Disposition Date shall be redeemed.

                     (b) At any time within one year after completing any dividend or partial redemption pursuant to Section 7(a)(1) or 7(a)(2), the Corporation may issue, in exchange for each remaining outstanding share of the Class C Common Stock, a number of shares of Class A Common Stock having an aggregate average Market Value equal to 110% of the average Market Value of a share of Class C Common Stock during the 20 consecutive Trading Day period ending on (and including) the 5th Trading Day immediately preceding the date on which the Corporation mails the notice of exchange to holders of Class C Common Stock.

                     (c) For purposes of this Section 7, if the Corporation consummates a Disposition in a series of related transactions, such Disposition shall not be deemed to have been completed until consummation of the last of such transactions.

           8. CLASS C COMMON STOCK DIVIDEND, REDEMPTION AND EXCHANGE PROCEDURES.

                     (a) If the Corporation completes a Disposition (other than an Exempt Disposition), the Corporation shall, not later than the 10th Trading Day after the applicable Disposition Date, issue a press release specifying (x) the Net Proceeds of such Disposition, (y) the number of shares of Class C Common Stock outstanding and (z) the number of shares of Class C Common Stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants. The Corporation shall, not more than 40 Trading Days after the Disposition Date, announce by press release which of the actions specified in Section 7(a) of this Article FOURTH it has determined to take. In addition, the Corporation shall, not more than 40 Trading Days after the Disposition Date and not less than 10 Trading Days before the applicable payment date or redemption date, send a notice by first-class mail, postage prepaid, to the holders of Class C Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying:

                     (1) if the Corporation has determined to declare a dividend as contemplated by Section 7(a)(1) of this Article FOURTH, (i) the record date for such dividend, (ii) the payment date of such dividend (which cannot be more than 65 Trading Days after such Disposition
           Date), (iii) the Net Proceeds of such Disposition and (iv) the type of property to be paid in such dividend and the approximate per share amount thereof; and

                     (2) if the Corporation has determined to undertake a redemption as contemplated by Section 7(a)(2) of this Article FOURTH,
           (i) the date of redemption (which cannot be more than 65 Trading Days after such Disposition Date), (ii) the Net Proceeds of such Disposition, (iii) the type of property to be paid as a redemption price and the approximate per share amount thereof, (iv) if less than all shares of the Class C Common Stock are to be redeemed, the approximate number of shares to be redeemed and (v) the place or places where certificates for shares of such Class C Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered in return for delivery of the cash, securities or other property to be paid by the Corporation in such redemption.

                     (b) If the Corporation has determined to complete an exchange of Class A Common Stock for Class C Common Stock described in Section 7(b) of this Article FOURTH, the Corporation shall, not less than 10 Trading Days and not more than 30 Trading Days before the exchange date, send a notice by first-class mail, postage prepaid, to holders of the Class C Common Stock at their addresses as they appear on the transfer books of the Corporation, specifying (x) the exchange date and the other terms of the exchange and (y) the place or places where certificates for shares of Class C Common Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), should be surrendered for delivery of the stock to be issued or delivered by the Corporation in such exchange.

                     (c) Neither the failure to mail any notice required by this
           Section 7 to any particular holder nor any defect therein shall affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange contemplated hereby.

                     (d) If the Corporation is redeeming less than all of the outstanding shares of Class C Common Stock pursuant to Section 7 of this Article FOURTH, the Corporation shall redeem such shares of such class pro rata or by lot or by such other method as the Board of Directors determines to be equitable.

                     (e) No holder of shares of Class C Common Stock being redeemed or exchanged shall be entitled to receive any cash, securities or other property to be distributed in such redemption or exchange until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Corporation shall specify (unless the Corporation waives such requirement). As soon as practicable after the Corporation's receipt of certificates for such shares, the Corporation shall deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person shall be entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of Class C Common Stock represented by any one certificate is redeemed, the Corporation shall also issue and deliver a new certificate for the shares of such Class C Common Stock not redeemed.

                     (f) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of Class C Common Stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of Class C Common Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Corporation shall, if such fractional shares or securities are not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof (without interest).

                     (g) From and after the date set for any redemption or exchange contemplated by Section 7(a) or 7(b) all rights of a holder of shares of Class C Common Stock being redeemed or exchanged shall cease, except for the right, upon surrender of the certificates theretofore representing such shares, to receive the cash, securities or other property for which such shares were redeemed or exchanged, together with any fractional payment as provided above, in each case without interest (and, if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend). A holder of shares of Class C Common Stock being exchanged for Class A Common Stock shall not be entitled to receive any dividend or other distribution with respect to shares of Class A Common Stock until after certificates theretofore representing the shares being exchanged are surrendered as contemplated above. From and after the date set for any exchange, the Corporation shall be entitled to treat the certificates for shares of Class C Common Stock that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of Class A Common Stock for which the shares of such Class C Common Stock should have been exchanged, notwithstanding the failure to surrender such certificates.

                     (h) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any redemption or exchange contemplated by
           Section 7; provided, however, that the Corporation shall not be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to the Corporation the amount of any such tax, or establishes to the satisfaction of the Corporation that such tax has been paid.

                     (i) The Corporation may, subject to applicable law, establish such other rules, requirements and procedures to facilitate
           Section 7 as the Board of Directors may determine to be appropriate under the circumstances. At the discretion of the Board of Directors, shares of Class C Common Stock that are redeemed may be eliminated from the authorized number of shares of the Corporation or restored to the status of authorized but unissued shares.

           9. DEFINITIONS. As used in this Article FOURTH, the following terms shall have the following meanings (with terms defined in singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires:

                     "ALL OR SUBSTANTIALLY ALL OF THE ASSETS" of the Healthcare Group means, with respect to any Disposition, a portion of such assets that represents at least 80% of the Fair Value (determined as of the Disposition Date) of the gross assets of such Group.

                      "COMMON STOCK" means any Class A Common Stock, Class B Common Stock or Class C Common Stock.

                     "DISPOSITION" means a sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or otherwise) of All or Substantially All of the Assets of the Healthcare Group to one or more Persons, in one transaction or a series of related transactions.

                      "DISPOSITION DATE" means, with respect to a Disposition, the final date of consummation of such Disposition.

                     "EFFECTIVE DATE" means the date on which the Amended and Restated Articles of Incorporation of the Corporation authorizing the Class C Common Stock first becomes effective under Nevada law.

                     "EXEMPT DISPOSITION" means any of the following:

                               (a) a Disposition in connection with the liquidation, dissolution or winding-up of the Corporation and the distribution of assets to stockholders;

                               (b) a Disposition to any Person controlled by the Corporation (as determined by the Board of Directors in its sole discretion); or

                               (c) a Disposition for which the Corporation (or a wholly-owned Subsidiary or Subsidiaries) receives consideration primarily consisting of equity securities (including, without limitation, capital stock of any kind, interests in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith) of an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by the Healthcare Group prior to the Disposition, as determined by the Board of Directors in its sole discretion.

                     "FAIR VALUE" means (a) in the case of cash, the amount thereof, (b) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof as of the date of determination or, if that date is not a Trading Day, the most recent Trading Date prior thereto and (c) in the case of other assets or securities or capital stock that has not been Publicly Traded for at least 15 months, the fair market value thereof as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders).

                     "HEALTHCARE GROUP" means (a) the healthcare business division of the Corporation, including all of the businesses, assets and liabilities of the Corporation and its Subsidiaries allocated to the Healthcare Group as of the Effective Date, (b) any business assets or liabilities acquired or incurred by the Corporation or any of its Subsidiaries after the Effective Date in the ordinary course of business and attributable to or allocated to the Healthcare Group, and (c) the rights and obligations of the Healthcare Group under any debt of the Corporation deemed to be owed to or by the Healthcare Group (as such rights and obligations are defined in accordance with policies established from time to time by the Board of Directors); provided, however, that the Corporation may re-allocate assets from or to the Healthcare Group in return for other assets or services in the ordinary course of business or in accordance with policies established by the Board of Directors from time to time.

                     "MARKET VALUE" of a share of any class or series of capital stock on any Trading Day means the average of the high and low reported sales prices of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange ("NYSE") Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on The Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Corporation or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the fair market value of a share of such class or series as the Board of Directors shall determine in good faith (which determination shall be conclusive and binding on all stockholders); provided, that, for purposes of determining the average Market Value of a share of any class or series of capital stock for any period, (a) the "Market Value" of a share of any class or series of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (b)(ii) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (b) the "Market Value" of a share of any class or series of capital stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (ii) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such class or series of capital stock to be made in shares of such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

                     "NET PROCEEDS" of a Disposition of any of the assets of the Healthcare Group means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision (as determined in good faith by the Board of Directors, which determination will be conclusive and binding on all stockholders) for: (a) any taxes payable by the Corporation or any Subsidiary or affiliate thereof in respect of such Disposition, (b) any taxes payable by the Corporation in respect of any resulting dividend or redemption, (c) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (d) any liabilities (contingent or otherwise) of, attributed to or related to, the Healthcare Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments.

                     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

                     "PUBLICLY TRADED" with respect to any security means registered under Section 12 of the Securities Exchange Act of 1934, as amended and (a) listed for trading on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, (b) quoted on the Nasdaq NMS or Nasdaq Small Cap Market (or any successor market systems), or (c) traded in the over the counter market.

                     "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are directly or indirectly owned by such Person.

                     "TRADING DAY" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal market in which it trades.

                     FIFTH: The governing board of the Corporation shall be known as the Board of Directors, and the number of directors may from time to time be increased or decreased as provided by the bylaws of the Corporation; provided that the number of directors shall not be reduced to fewer than one (1).

                     SIXTH: The capital stock, after the amount of the subscription price, or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

                     SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                     EIGHTH: The Corporation shall have the power and authority to indemnify any person to the fullest extent permitted by law.

                     NINTH: No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of
           Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                     TENTH: In furtherance and not in limitation of the powers conferred by statutes, the Board of Directors is expressly authorized to adopt, alter or repeal the bylaws of the Corporation, except to the extent that such power may be modified or divested by action of stockholders representing a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon taken at any regular or special meeting of the stockholders.

           I, the undersigned, for the purpose of amending and restating the Articles of Incorporation of the Corporation under the laws of the State of Nevada, do make, file, and record these Amended and Restated Articles of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this ____ day of ______________, 2004.


                                                   _____________________________
                                                   Celso B. Suarez, Jr.
                                                   Secretary

================================================================================

    PROXY                 PENINSULA HOLDINGS GROUP, LTD.             PROXY

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, APRIL 15, 2004.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS.

The undersigned, revoking all prior proxies, hereby appoint(s) Lilly Beter and Celso B. Suarez, Jr., and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Peninsula Holdings Group, Ltd. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of the Company at 2424 N. Federal Highway, Suite 160, Boca Raton, Florida 33431 on Thursday, April 15, 2004, at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. Attendance of the undersigned at the Special Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Special Meeting.

                 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
                  IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE
    OR FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE VIA THE INTERNET.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

================================================================================


================================================================================

|X|    PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

         1. Proposal by the Company to approve the Amendment and Restatement of the Company's Articles of Incorporation:

                     FOR  |_|       AGAINST  |_|         ABSTAIN  |_|

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Date: _____________________

___________________________                         ____________________________
Signature                                           Signature (if held jointly)

___________________________
Printed Name(s)

___________________________
Title (if Applicable)

NOTE: Please sign exactly as name appears on your stock certificate(s). When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.

INSTRUCTIONS FOR VOTING VIA THE INTERNET:

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